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                                                                   EXHIBIT 10.51

                                   AGREEMENT


         THIS AGREEMENT is made by and between Intelect Communications Systems Limited, a Bermuda corporation (the"Company"), Intelect Network Technologies Company, formerly known as Intelect, Inc., a wholly-owned subsidiary of the Company ("Intelect"), and John Shaunfield ("Shaunfield").

         WHEREAS, Intelect, Shaunfield, and Electronic Communications Systems, Inc., a corporation owned by Shaunfield and Richard Dzanski, entered into that certain Irrevocable Option Agreement dated as of October 1, 1995, providing for, among other things, the right and option of Intelect to purchase certain technology concerning switching of digital data communications signals on fiber-optic cable (as described in the Option Agreement, the "Technology"):

         WHEREAS, Section 1.5 (b) of the Option Agreement provides in part that Intelect will pay to Shaunfield a product royalty for a period of ten (10) years commencing with the date of the exercise of the Option on all products sold by Intelect (as further described in the Option Agreement, the "Product Royalty");

         WHEREAS, Intelect exercised the Option and purchased the Technology, and the parties desire to enter into this Agreement to provide that Shaunfield will release Intelect from all of its remaining obligations under the Option Agreement, including specifically the obligation to pay the Product Royalty, in exchange for the receipt of shares of Common Stock of the Company as set forth in this Agreement:

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

         1. Consideration. Shaunfield hereby acknowledges and agrees that Intelect has fulfilled all of its obligations under the Option Agreement except for the continuing obligation to pay the Product Royalty in accordance with the provisions of Section 1.5 (b) of the Option Agreement. Accordingly, in consideration of the agreement of the Company to issue to Shaunfield 542,182 shares of the Company's Common Stock (the "Shares") and pay Shaunfield a total of $60,000 within the next 120 days, Shaunfield does hereby release, extinguish and cancel all of his rights in and under the Option Agreement, including without limitation, any and all rights that Shaunfield may have to any Product Royalty under Section 1.5 (b) of the Option Agreement, whether accrued and unpaid or to be paid in the future, and Shaunfield does hereby release to Intelect all of his right, title and interest in and to the Technology, whether arising under the Option Agreement or otherwise, and Shaunfield does hereby further release and discharge Intelect, the Company, and all of their affiliates and related entities, successors, transferees, assigns, officers, directors, employees, and representatives (the "Released Parties") from any and all claims, demands, causes of action of any kind or nature, whether known or unknown, liquidated or contingent, against the Released Parties under the Option Agreement, arising out of or related to or connected with the


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transactions contemplated by the Option Agreement, and of or relating to the
Technology or any rights to the Technology. Shaunfield further agrees to indemnify and hold harmless the Released Parties from and against any and all losses or damages, including attorneys fees, arising from or relating to any claims, demands, or causes of action of any kind or nature, made by any person claiming any rights directly or indirectly to the Technology. Shaunfield acknowledges and agrees that the Released Parties will suffer irreparable damage in the event any such person asserts claims or rights to the Technology, and accordingly, Shaunfield covenants and agrees that the Company shall have the right to cancel the Shares issuable to Shaunfield pursuant to this Agreement as a remedy to offset against the Company's rights to indemnification by Shaunfield hereunder. To protect the Company's rights to indemnification hereunder, Shaunfield further specifically authorizes the Company to instruct the Company's transfer agent to notify the Company prior to effecting the transfer of any of the Shares.

         2. Investment Representation. Shaunfield agrees and acknowledges that the Company, in issuing the Shares pursuant to this Agreement, is relying upon the availability of an exemption from the registration requirements of federal and state law, and that consequently the Shares may not be sold or transferred unless the Shares are either registered or an available exemption from registration is fully complied with with respect to such Shares. Shaunfield accordingly represents to the Company that he is acquiring the Shares for investment purposes only and that the Shares may not be sold except upon receipt of evidence by the Company that the Shares have either been registered under applicable federal and state law or an available exemption from registration has been fully complied with. Shaunfield further agrees and acknowledges that each certificate evidencing such Shares shall bear a restrictive legend reading substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH THE APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SHARES WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

         3.      Registration Rights.

         (a) Subject to the terms hereof, if at any time or from time to time the Company or any shareholder of the Company shall determine to register any of its securities (except for registration statements relating to employee benefit plans or exchange offers), either for its own account or the account of a security holder, the Company will promptly give to Shaunfield written notice thereof no less than 10 days prior to the filing of any registration





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statement; and include in such registration (and any related qualification under blue sky laws or other compliance), and in the underwriting involved therein, if any, such Shares as Shaunfield may request in a writing delivered to the Company within 5 days after Shaunfield's receipt of Company's written notice.

         (b) Shaunfield may participate in any number of registrations until all of the Shares held by Shaunfield have been distributed pursuant to a registration or until the Shares are transferable pursuant to Rule 144 under the Securities Act.

         (c) If any registration statement is an Underwritten Public Offering, the right of Shaunfield to registration pursuant to this Section shall be conditioned upon each such holder's participation in such reasonable underwriting arrangements as the Company shall make regarding the offering, and the inclusion of Shares in the underwriting shall be limited to the extent provided herein. Shaunfield and all other shareholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter concludes in its reasonable judgment that the number of shares to be registered for selling shareholders (including Shaunfield) would materially adversely effect such offering, the number of Shares to be registered, together with the number of shares of Common Stock or other securities held by other shareholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of Shares proposed to be sold by Shaunfield as compared to the number of shares proposed to be sold by all shareholders.

         (d) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not Shaunfield has elected to include securities in such registration.

         (e) All Registration Expenses shall be borne by the Company. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of the holders of Registrable Securities shall be borne by the holders of Registrable Securities.

         4. Transferability. No party may assign this Agreement or the rights and obligations hereunder without the express written consent of the other parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors and assigns, including any corporation with which, or into which, a party hereto may be merged or which may succeed thereto.

         5. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas.

         6. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Purchaser.





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         7.      Notices, etc.  Except as otherwise specified herein, all
notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth below or at such other address as either of the parties hereby may hereafter notify the other in writing.

To Corporation:           INTELECT COMMUNICATIONS SYSTEMS LIMITED
                          INTELECT NETWORK TECHNOLOGIES COMPANY
                          1100 Executive Drive
                          Richardson, Texas 75081
                          Telephone:  972-367-2100
                          Telecopy:  972-367-2271
                          Attention:  Herman Frietsch, Chairman and CEO

with a copy to:           Philip P. Sudan, Jr.
                          Ryan & Sudan, L.L.P.
                          909 Fannin, 39th Floor
                          Houston, Texas 77010
                          Telephone:  713-652-0501
                          Telecopy:  713-652-0503

To Shaunfield:            John Shaunfield
                          3225 Monette
                          Plano, Texas 75025
                          Telephone:  972-618-5047

         8. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         10. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.





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         11.     Titles and Subtitles.  The titles and subtitles used in this
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         IN WITNESS WHEREOF, the Company, Intelect, and Shaunfield have executed this Agreement this 25th day of April, 1997.

                              INTELECT COMMUNICATIONS SYSTEMS LIMITED


                              By:        /s/ EDWIN J. DUCAYET, JR.
                                         -------------------------
                              Name:      Edwin J. Ducayet, Jr.
                              Title:     Vice President/Chief Financial Officer


                              INTELECT NETWORK TECHNOLOGIES COMPANY


                              By:        /s/ PETE IANACE
                                         ---------------
                              Name:      Pete Ianace
                              Title:     President


                              JOHN SHAUNFIELD


                              /s/ JOHN SHAUNFIELD
                              -------------------
                              John Shaunfield





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